UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 22, 2017

LIBERTY INTERACTIVE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Boulevard

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events

Liberty Interactive Corporation (“Liberty”) has undertaken a review of the tax reform bill (formerly known as the Tax Cuts and Jobs Act) signed into law today, and its potential impact on the pending reorganization transactions (the “GCI transactions”) with General Communication, Inc. (“GCI”, which will be renamed “GCI Liberty, Inc.” (“GCI Liberty”) in connection with the closing of the GCI transactions).  The most material potential impacts from the new tax reform legislation to the GCI transactions result from new limitations on interest deductibility and a reduction in the corporate tax rate.

At the closing of the pending GCI transactions Liberty will contribute certain assets and liabilities of the Liberty Ventures Group to GCI Liberty and will reattribute the remaining assets and liabilities of the Liberty Ventures Group to the QVC Group (the “Reattribution”).  As a result of the changes in tax law under the tax reform bill, Liberty currently anticipates that the total amount of cash to be reattributed from the Liberty Ventures Group to the QVC Group will increase from the previously disclosed amount of approximately $932 million to approximately $1.3 billion.  The increase in the amount of cash expected to be required in the Reattribution is due to the estimated change in the fair value of tax attributes and/or deferred tax liabilities relating to the exchangeable debentures (the “Exchangeable Debentures”) issued by its subsidiary, Liberty Interactive LLC (and the repurchase of certain of the Exchangeable Debentures in prior years), Liberty’s interest in ILG, Inc., certain green energy assets, and certain equity awards with respect to stock of Liberty Expedia Holdings, Inc., CommerceHub, Inc. and Liberty TripAdvisor Holdings, Inc.  The additional cash is primarily needed to offset the decrease in the fair value of tax attributes associated with the Exchangeable Debentures, which will be impacted both by new limitations on interest deductibility and the reduction in the corporate tax rate. Specifically, the value of future tax deductions (taking into consideration the ultimate recapture of those future deductions) of the Exchangeable Debentures will be reduced, which will be partially offset by a decrease in the deferred tax liability (with respect to previously claimed deductions) to approximately $900 million as of December 31, 2017 from a previous balance of approximately $1.4 billion. The increase in reattributed cash is expected to be funded through a combination of Liberty Ventures Group cash on hand and GCI Liberty’s Liberty Broadband Corporation Series C common stock margin loan.

The reattribution will be made on a fair value basis, as previously disclosed in GCI’s Registration Statement on Form S-4 (File No. 333-219619) and the amendments thereto, consistent with Liberty’s restated certificate of incorporation and Management and Allocation Policies.  Final reattribution valuations will be determined at close of the GCI transactions, which is expected in the first quarter of 2018.

Forward-Looking Statements

This Current Report on Form 8-K includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the GCI transactions, the terms of the reattribution, the impact of the tax reform bill on the GCI transactions and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the satisfaction of conditions to the GCI transactions. These forward-looking statements speak only as of the date of this Current Report on Form 8-K, and Liberty expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty, including the most recent Form 10-K and Forms 10-Q, for additional information about Liberty and about the risks and uncertainties related to the business of Liberty which may affect the statements made in this Current Report on Form 8-K.

Important Additional Information

Nothing in this Current Report on Form 8-K shall constitute a solicitation to buy or an offer to sell shares of GCI Liberty, GCI common stock or any of Liberty’s tracking stocks. The offer and issuance of shares in the proposed transactions will only be made pursuant to GCI’s effective registration statement. Liberty stockholders, GCI shareholders and other investors are urged to read the registration statement and the joint proxy statement/prospectus filed regarding the proposed transactions (preliminary filings of which have been made with the SEC) and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain important information about the proposed transactions. Copies of these SEC filings are available free of charge at the SEC’s website (http://www.sec.gov). Copies of the filings together with the materials incorporated by reference therein are also available, without charge, by directing a request to Liberty Interactive Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Investor Relations, Telephone: (720) 875- 5420. GCI investors can access additional information at ir.gci.com.

Participants in a Solicitation

The directors and executive officers of Liberty and of GCI and other persons may be deemed to be participants in the solicitation of proxies in respect of proposals to approve the proposed transactions. Information regarding the directors and executive officers of Liberty is available in its definitive proxy statement, which was filed with the SEC on April 20, 2017, and certain of its Current Reports on Form 8-K. Information regarding the directors and executive officers of GCI is available as part of its Form 10-K filed with the SEC on March 2, 2017. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are available in the proxy materials regarding the foregoing filed with the SEC on November 20, 2017. Free copies of these documents may be obtained as described in the preceding paragraph.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2017

LIBERTY INTERACTIVE CORPORATION

By:	/s/ Wade Haufschild
	Name:	Wade Haufschild
	Title:	Vice President